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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 15, 1999 in the Registration Statement (Form S-3) and related Prospectus of Cutter & Buck Inc. for the registration of 1,955,000 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated June 15, 1999, with respect to the consolidated financial statements and schedule of Cutter & Buck Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1999, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Seattle, Washington
June 18, 1999